Exhibit 99.3

[ROMCM-KFORCE INC.] [FILE NAME: ZROMC2.ELX] [VERSION-(1)] [01/02/04] [orig. 01/02/04]

DETACH HERE	ZROMC2

KFORCE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 11, 2004

The undersigned hereby appoints David L. Dunkel, William L. Sanders, Derrell E. Hunter and Michael R. Blackman and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned shareholder to vote, as designated on the reverse side of this form, at the special meeting of shareholders of Kforce Inc., to be held at its headquarters at 1001 East Palm Avenue, Tampa, Florida 33605 at 10:00 a.m., local time, and at any and all adjournments thereof, all of the shares of common stock of Kforce Inc. which the undersigned shareholder would be entitled to vote, if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE COUNTED TOWARD A QUORUM AT THE SPECIAL MEETING BUT WILL NOT COUNT AS A VOTE CAST AT THE SPECIAL MEETING AND WILL REDUCE THE NUMBER OF AFFIRMATIVE VOTES REQUIRED TO APPROVE THE ISSUANCE OF SHARES OF KFORCE INC. COMMON STOCK IN THE PROPOSED MERGER.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

KFORCE INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	[GRAPHIC]	OR	Vote-by-Telephone	[GRAPHIC]
Lot on to the Internet and go to http://www.eproxyvote.com/kfrc			Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[ROMCM-KFORCE INC.] [FILE NAME: ZROMC1.ELX] [VERSION-(1)] [01/02/04] [orig. 01/02/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZROMC1

☒	Please mark votes as in this example

KFORCE INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ITEMS

	FOR	AGAINST	ABSTAIN

1.   To adopt the proposal, as more fully described in the joint proxy statement/prospectus of Kforce Inc. and Hall, Kinion & Associates, Inc. dated February     , 2004, approving the issuance of shares of common stock, par value $0.01 per share, of Kforce Inc. under the Agreement and Plan of Merger, dated as of December 2, 2003, as amended, among Kforce Inc., Novato Acquisition Corporation, a wholly-owned subsidiary of Kforce Inc., and Hall, Kinion & Associates, Inc. pursuant to which, among other things, Novato Acquisition Corporation will merge with and into Hall, Kinion & Associates, Inc.

	☐	☐	☐

2. To transact such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

Mark box at right for address change and note change at left. ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in partnership name by an authorized person.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature:	Date:	Signature:	Date: